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                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

                             Dated September 8, 2003

                                      From

                            OSI PHARMACEUTICALS, INC.

                                   as Pledgor

                                       to

                              THE BANK OF NEW YORK

                                   as Trustee

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TABLE OF CONTENTS

SECTION                                                                                                         PAGE
Section 1.        Grant of Security...........................................................................    2

Section 2.        Security for Obligations....................................................................    2

Section 3.        Maintaining the Pledged Account.............................................................    3

Section 4.        Delivery and Control of Collateral..........................................................    3

Section 5.        Release of Amounts..........................................................................    4

Section 6.        Representations and Warranties..............................................................    5

Section 7.        Further Assurances..........................................................................    6

Section 8.        Covenants...................................................................................    7

Section 9.        Post-Closing Changes........................................................................    8

Section 10.       Transfers and Other Liens...................................................................    8

Section 11.       Trustee Appointed Attorney-in-Fact..........................................................    8

Section 12.       No Assumption of Duties; Reasonable Care....................................................    9

Section 13.       Remedies....................................................................................    9

Section 14.       Indemnity and Expenses......................................................................   10

Section 15.       Security Interest Absolute..................................................................   11

Section 16.       Amendments; Waivers.........................................................................   11

Section 17.       Notices; Etc................................................................................   12

Section 18.       Continuing Security Interest; Assignments under the Indenture...............................   12

Section 19.       Termination.................................................................................   12

Section 20.       Execution in Counterparts...................................................................   12

Section 21.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.............................   13

Schedule I   -   Pledged Security Entitlements
Schedule II  -   Trade Names

Exhibit A    -   Form of Control Agreement

                                        i

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                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

                  COLLATERAL PLEDGE AND SECURITY AGREEMENT dated September 8, 2003 made by OSI Pharmaceuticals, Inc., a Delaware corporation (the "PLEDGOR"), to The Bank of New York, a New York Banking Corporation, in its capacity as Trustee (the "TRUSTEE") for the holders (the "HOLDERS") of the Notes (as defined herein), issued by the Pledgor under the Indenture referred to below. Capitalized terms used and not defined herein have the meanings set forth or referred to in the Indenture.

                             PRELIMINARY STATEMENTS

                  (1) The Pledgor and the Trustee have entered into that certain Indenture dated as of September 8, 2003 (said Indenture, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INDENTURE") pursuant to which the Pledgor is issuing on the date hereof $135,000,000 aggregate principal amount of 3.25% Convertible Senior Subordinated Notes due 2023.

                  (2) The Pledgor has security entitlements (the "PLEDGED SECURITY ENTITLEMENTS") with respect to (i) the United States Treasury securities identified on Schedule I hereto, and credited to the Pledgor's account, Account No. 341436 (the "PLEDGED ACCOUNT"), with the Trustee at its office at 101 Barclay Street, New York, NY 10286 and (ii) all other funds and financial assets credited from time to time to the Pledged Account (such other funds and financial assets, together with the Pledged Security Entitlements, the "PLEDGED FINANCIAL ASSETS").

                  (3) To secure the obligations of the Pledgor under the Indenture and the Notes to pay in full each of the first six scheduled interest payments on the Notes and to secure repayment of the principal and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (collectively, the "OBLIGATIONS"), the Pledgor has agreed (i) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Collateral (as defined herein) and (ii) to execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all of the Obligations.

                  (4) It is a condition precedent to the initial purchase of the Notes by the initial Holders thereof that the Pledgor shall have granted the security interest and made the pledge contemplated by this Agreement.

                  (5) Unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection,

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effect of perfection or non-perfection or priority. The term "FEDERAL BOOK ENTRY
REGULATIONS" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("ADDITIONAL PROVISIONS") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2,
Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantiaLly identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the initial Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee for the ratable benefit of the Holders of the Notes as follows:

                  Section 1. Grant of Security. The Pledgor hereby pledges to the Trustee, for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee, for the ratable benefit of the Holders of the Notes, a security interest in, such Pledgor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

                           (a) the Pledged Account, all funds credited from time to time to the Pledged Account, all Pledged Security Entitlements with respect to all Pledged Financial Assets from time to time credited to the Pledged Account, and all Pledged Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds, Pledged Security Entitlements or such Pledged Financial Assets and all subscription warrants, rights or options issued thereon or with respect thereto, any such property not constituting "securities" as defined in the UCC to be treated as a financial asset pursuant to Article 8 of the UCC;

                           (b) all other funds, securities, security entitlements and other financial assets from time to time acquired by the Pledgor pursuant to Article 12 of the Indenture; and

                           (c) all proceeds of any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses
         (a) and (b) of this Section 1 and this clause (c) and, to the extent not otherwise included, all cash).

                  Section 2. Security for Obligations. The security interest granted by this Agreement secures the payment of all the Obligations, whether for principal or interest, now or hereafter existing under the Notes (all such Obligations being the "SECURED OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Trustee or any Holder of the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

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                  Section 3.        Maintaining the Pledged Account. So long as
any Secured Obligation shall remain outstanding:

                           (a) The Pledgor will maintain separately the Pledged Account with the Trustee.

                           (b) The Trustee shall have sole right to direct the disposition of funds with respect to the Pledged Account; and it shall be a term and condition of the Pledged Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Pledged Account, that, except as otherwise provided by the provisions of Section 19, no amount (including, without limitation, interest on the Pledged Securities Entitlements or Pledged Financial Assets credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person (other than the Trustee) from the Pledged Account.

                           (c) The Trustee may, at any time and without notice to, or consent from, the Pledgor, transfer, or direct the transfer of, funds from the Pledged Account to satisfy the Pledgor's obligations under the Indenture if an Event of Default (as hereinafter defined) shall have occurred and be continuing.

                  The Pledged Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                  Section 4.        Delivery and Control of Collateral.

                           (a) All cash, certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations. Also, the Trustee shall have the right at any time to convert Collateral consisting of financial assets credited to the Pledged Account to Collateral consisting of financial assets held directly by the Trustee, and to convert Collateral consisting of financial assets held directly by the Trustee to Collateral consisting of financial assets credited to the Pledged Account.

                           (b) With respect to any Collateral in which the Pledgor has any right, title or interest and that constitutes an uncertificated security, the Pledgor shall cause the issuer thereof either (i) to register the Trustee as the registered owner of such security or (ii) to agree in writing with the Pledgor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance satisfactory to the Trustee.

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                           (c) With respect to any Collateral in which the
         Pledgor has any right, title or interest and that constitutes a security entitlement in which the Trustee is not the entitlement holder, the Pledgor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Trustee as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with the Pledgor and the Trustee that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which the Pledgor has a security entitlement) originated by the Trustee without further consent of the Pledgor, such authenticated record to be in substantially the form of Exhibit A hereto or otherwise in form and substance satisfactory to the Trustee.

                           (d) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Financial Assets, the Trustee shall establish the Pledged Account on its books as a separate account segregated from all other custodial or collateral accounts at its office. Upon transfer of the Pledged Financial Assets to the Trustee, the Trustee shall make appropriate book entries indicating that the Pledged Financial Assets have been credited to and are held in the Pledged Account. Subject to the other terms and conditions of this Agreement, all funds or other property held by the Trustee pursuant to this Agreement shall be held in the Pledged Account subject to the exclusive dominion and control of the Trustee and exclusively for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

                           (e) All Collateral shall be retained in the Pledged Account pending disbursement pursuant to the terms hereof.

                           (f) Concurrently with the execution and delivery of this Agreement, the Trustee is delivering to the Pledgor a duly executed Control Agreement (the "Control Agreement") in the form of Exhibit A hereto, and a certificate of an officer of the Trustee, confirming the Trustee's establishment and separate maintenance of the Pledged Account, its receipt and holding of the Pledged Financial Assets and the crediting of the Pledged Financial Assets to the Pledged Account, all in accordance with this Agreement.

                           (g) Concurrently with the execution and delivery of this Agreement, the Pledgor is delivering to the Trustee financing statements, in form acceptable to the Trustee, for filing under the UCC in all jurisdictions as necessary or desirable in order to perfect and protect the security interest created by this Agreement, covering the Collateral described in this Agreement.

                  Section 5. Release of Amounts. (a) On the due date of any of the first six scheduled interest payments on the Notes, the Trustee will release from the Pledged Account funds sufficient to provide for the payment of the interest on the Notes in accordance with the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Financial Assets. Nothing in this Section 5 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

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                  (b)      The Trustee shall liquidate Collateral in the Pledged
Account in order to make any scheduled payment of interest pursuant to the Notes, unless there are sufficient funds in the Pledged Account on such interest payment date. The Trustee shall be entitled to sell or caused to be sold any Collateral as contemplated hereunder prior to the maturity of such Collateral and the Pledgor shall be responsible for the costs and expenses of such sale.

                  (c) If at any time before the first six scheduled interest payments on the Notes have been paid in full, repayment of the principal amount of the Notes shall be accelerated under the Indenture, the Trustee shall liquidate all Collateral in the Pledged Account for payment to the Holders, subject to the automatic stay provisions of bankruptcy law, if applicable. Distributions from the Pledged Account will be applied first to any accrued and unpaid interest on the Notes and second, to the extent available, to the repayment of the outstanding principal of the Notes.

                  Section 6. Representations and Warranties. The Pledgor represents and warrants that:

                           (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any lien on any assets of the Pledgor, except for the security interests granted under this Agreement.

                           (b) No consent of any other person and no approval, authorization, order of, action by, notice to, filing or qualification with, any governmental authority, regulatory body, agency or other third party is required (i) for the execution, delivery or performance by the Pledgor of this Agreement, (ii) for the grant by the Pledgor of the assignment, pledge and security interest created hereby, (iii) for the perfection or maintenance of the assignment, pledge and security interest created hereunder (including the first priority nature of such assignment, pledge and security interest), except for (A) the execution of the Control Agreement by the parties thereto and (B) the filing of financing statements under the Uniform Commercial Code, which financing statements have been delivered to the Trustee for filing or (iv) for the exercise by the Trustee of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

                           (c) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Pledgor or any trade name of the Pledgor as debtor is on file in any recording office, except such as may have been filed in favor of the Trustee relating to this Agreement. The Pledgor has only the trade names listed on Schedule II hereto.

                           (d) This Pledge Agreement has been duly authorized and validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                           (e) Upon the transfer to the Trustee of the Pledged Financial Assets, in accordance with Section 4 above, the pledge and grant of a security interest in the Collateral pursuant to this Agreement for the benefit of the Trustee and the Holders of the Notes will constitute a valid and perfected first-priority security interest in such Collateral, securing the payment of the Secured Obligations, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor).

                           (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary are subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

                           (g) The pledge of the Collateral pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                           (h) No Event of Default (as defined below) exists.

                           (i) The jurisdiction (for purposes of Section 8-110(e) of the UCC) of the Trustee and the Pledged Account is New York.

                  Section 7. Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Trustee may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Pledgor hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will promptly with respect to Collateral of such Pledgor:
(i) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Trustee hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Trustee may request, in order to perfect and preserve the security interest granted or purported to be granted by the Pledgor hereunder; (iii) deliver and pledge to the Trustee for benefit of the Trustee and the Holders of the Notes certificates representing Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) take all action necessary to ensure that the Trustee has control of the Pledged Account; and (v) deliver to the Trustee evidence that all other action that the Trustee may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Pledgor under this Agreement has been taken. From time to time upon request by the Trustee, the Pledgor will, at the Pledgor's expense, cause to be delivered to the Trustee, for the benefit of the Trustee and the Holders of the Notes, an opinion of counsel, from outside counsel reasonably satisfactory to the Trustee, as to such matters relating to the transactions contemplated hereby as the Trustee may reasonably request.

                  (b) The Pledgor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, in each case without the signature of the Pledgor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for the Trustee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

                  (c) The Pledgor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

                  (d) The Pledgor will promptly pay all costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority nature of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims of interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

                  Section 8. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Agreement until the earlier of payment in full in cash of (x) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to payment of the first six scheduled interest payments on the Notes:

                           (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interest granted under this Agreement); and

                           (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgments, writ or warrant of attachment with respect to such beneficial interest.

                  Section 9. Post-Closing Changes. (a) The Pledgor will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in this Agreement without first giving at least 30 days' prior written notice to the Trustee and taking all action as may be necessary or as may be requested by the Trustee for the purpose of perfecting or protecting the security interest granted by this Agreement. If the Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Trustee of such organizational identification number.

                  Section 10. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement.

                  Section 11. Trustee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Trustee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, to take any action and to execute any instrument that is necessary or advisable or that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                           (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                           (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

                           (c) to file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral, and

                           (d) to pay or discharge any taxes or Liens levied or placed upon the Collateral that the Pledgor has failed to pay or discharge in accordance herewith, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand;

provided, however, that the Trustee shall have no obligation to perform any of the foregoing. The Trustee's authority under this Section 11 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the other documents deemed necessary or appropriate by the Trustee and/or the Holders of the Notes to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the

Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

                  Section 12. No Assumption of Duties; Reasonable Care. The powers conferred on the Trustee hereunder are solely to protect the interest of the Trustee and the Holders of the Notes in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral,
(a) as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee or any Holder of the Notes has or is deemed to have knowledge of such matters, (b) as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral or (c) as to investing or reinvesting any of the Collateral or any loss on any investment. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                  Section 13. Remedies. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Agreement as an "Event of Default") shall have occurred and be continuing:

                           (a) The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place and time to be designated by the Trustee that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable; and (iii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) withdraw, or cause or direct the withdrawal, of all funds with respect to the Pledged Account and (B) exercise all other rights and remedies with respect to the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (b) Any cash held by or on behalf of the Trustee and all cash proceeds received by or on behalf of the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 14) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations, in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                           (c) The Trustee may, without notice to the Pledgor except as required by law and at any time after the occurrence of an Event of Default, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Pledged Account or any part thereof.

                           (d) The Pledgor further agrees to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with applicable law. The Pledgor further agrees that a breach of any of the covenants contained in this
         Section 13 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

                  Section 14. Indemnity and Expenses. (a) The Pledgor agrees to indemnify, defend and save and hold harmless the Trustee and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (b) The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or the Holders of the Notes hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  (c) Additionally, in acting hereunder the Trustee is entitled to all rights, privileges, protections, benefits and immunities provided to it under the Indenture, including without limitation Section 7.02 of the Indenture.

                  Section 15. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Secured Obligations or any other Obligations of the Pledgor under or in respect of the Indenture or the Notes, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement. All rights of the Trustee and the Holders of the Notes and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

                           (a) any lack of validity or enforceability of any of this Agreement, the Indenture or the Notes or any other agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any the Indenture or Notes or any other agreement or instrument relating thereto;

                           (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, for all or any of the Secured Obligations;

                           (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of the Pledgor;

                           (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor;

                           (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any Holder of the Notes that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

                  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Trustee or any Holder of the Notes or by any other Person upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise, all as though such payment had not been made.

                  Section 16. Amendments; Waivers. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Trustee or any Holder of the Notes to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                  Section 17. Notices; Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Pledgor or the Trustee, addressed to it at its address specified in the Indenture or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Trustee shall not be effective until received by the Trustee. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement shall be effective as delivery of an original executed counterpart thereof.

                  Section 18. Continuing Security Interest; Assignments under the Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of the payment in full in cash of (i) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture and (ii) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to payment of the first six scheduled interest payment on the Notes; (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the Holders of the Notes and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights under the Indenture and the Notes to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in the Indenture.

                  Section 19. Termination. (a) Upon the earlier of the payment in full in cash of (i) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture and (ii) all Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Trustee will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                  Section 20. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  Section 21. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Pledgor irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Trustee in the negotiation, administration, performance or enforcement hereof.

                  IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                              OSI PHARMACEUTICALS, INC.

                                              By /s/
                                                 ------------------------------
                                                 Title:

                                              THE BANK OF NEW YORK, as Trustee

                                              By /s/
                                                 ------------------------------
                                                 Title:

                                                               SCHEDULE I TO THE
                                        COLLATERAL PLEDGE AND SECURITY AGREEMENT

                          PLEDGED SECURITY ENTITLEMENTS

                                                                                                     FACE AMOUNT
        DESCRIPTION OF ASSET                                               CUSIP NUMBER               OF ASSET
        --------------------                                               ------------               --------
UNITED STATES TREAS NT STRP PRIN PMT                                         912820BH9              USD 2,193,000
UNITED STATES TREAS NT STRP PRIN PMT                                         912820BK2              USD 2,193,000
UNITED STATES TREAS NT STRP PRIN PMT                                         912820BM8              USD 2,193,000
US TREASURY BD STRIPPED                                                      912803AG8              USD 2,193,000
US TREASURY BD STRIPPED                                                      912803AJ2              USD 2,193,000
US TREAS NTS SEC STRIPPED                                                    912833CQ1              USD 2,193,000

                                                              SCHEDULE II TO THE
                                        COLLATERAL PLEDGE AND SECURITY AGREEMENT

                              OSI PHARMACEUTICALS

                                 (OSI) ONCOLOGY